CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of TIAA-CREF Funds of our report dated May 25, 2018, relating to the financial statements and financial highlights, which appears in TIAA-CREF Bond Fund’s, TIAA-CREF Bond Plus Fund’s, TIAA-CREF High-Yield Fund’s, TIAA-CREF Inflation-Linked Bond Fund’s, TIAA-CREF Short-Term Bond Fund’s Annual Report on Form N-CSR for the year ended March 31, 2018. We also consent to the reference to us under the heading “Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

February 27, 2019